Exhibit 10.1

Dated as of [●], 2021

PRESTON HOLLOW COMMUNITY CAPITAL, INC. and PRESTON HOLLOW CAPITAL, LLC
Form OF SHARED RESOURCES AND COOPERATION AGREEMENT

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Schedules

Schedule A        Facilities and Services

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FORM OF SHARED RESOURCES AND COOPERATION AGREEMENT

This SHARED RESOURCES AND COOPERATION AGREEMENT (this "Agreement"), dated as of [ ], 2021, is entered into by and between PRESTON HOLLOW COMMUNITY CAPITAL, INC., a Maryland corporation ("PHCC") and PRESTON HOLLOW CAPITAL, LLC, a Delaware limited liability company ("PHC LLC").

WHEREAS, PHCC intends to conduct an initial public offering (the "IPO") of its shares of class A common stock, par value $0.01 per share;

WHEREAS, prior to the completion of the IPO, PHCC's impact finance business has been operated as part of PHC LLC;

WHEREAS, in connection with the IPO, the parties have entered into that certain Contribution Agreement, dated as of [ ], 2021, pursuant to which PHC LLC will contribute all of its impact finance business to PHCC's operating partnership subsidiary, PHCC OP, LP, a Delaware limited partnership (the "Contribution Transaction"); and

WHEREAS, following the consummation of the Contribution Transaction, PHC LLC will require assistance in the eventual wind-down of its retained business, and PHCC desires to assist PHC LLC by providing certain services, facilities, equipment and other resources to support PHC LLC.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

Article I

SERVICES

Section 1.1            Services. During the Term (as defined in Section 2.1) and subject to the terms of this Agreement, PHCC shall provide, or shall cause a PHCC subsidiary to provide, to PHC LLC the services set forth on Schedule A hereto (each a "Service" and collectively the "Services").

Section 1.2            Standard of Care. PHCC shall provide and shall cause its subsidiaries and affiliates to provide such Services exercising the same degree of care, priority and diligence as it exercises in performing the same or similar services for itself and its subsidiaries.

Section 1.3            Modification of Services. Schedule A identifies the Services to be provided by PHCC and, subject to the mutual agreement of the parties hereto acting reasonably, it may be amended from time to time, to add any additional Services or to modify or delete Services.

Section 1.4            Non-Exclusivity. Nothing in this Agreement shall preclude PHC LLC from obtaining, in whole or in part, services of any nature that may be obtainable from PHCC, from providers other than PHCC, and nothing in this Agreement shall preclude PHCC from providing services of any nature to parties other than PHC LLC.

Section 1.5            Cooperation. PHC LLC shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist PHCC in the provision of the Services, including providing necessary information and specific written authorizations and consents, and PHCC shall be relieved of its obligations hereunder to the extent that PHC LLC's failure to take any such action renders performance by PHCC of such obligations unlawful or impracticable.

Section 1.6            Limitation on Services. PHCC shall not be required to expand its facilities, incur new long-term capital expenses or employ additional personnel in order to provide the Services to PHC LLC, unless mutually agreed in writing by the parties hereto. Subject to Sections 1.1 and 1.2, nothing contained in this Agreement shall prevent or restrict PHCC from expanding or relocating its office facilities or replacing existing employees, equipment or service providers in its sole discretion.

Section 1.7            Personnel and Subcontracting of Services. In providing the Services, PHCC as it deems necessary or appropriate in its sole discretion, may (a) use the personnel of PHCC or its affiliates and (b) employ on a short or long-term basis the services of third parties to the extent such third party services are reasonably necessary for the efficient performance of any of such Services. PHC LLC may retain at its own expense its own consultants and other professional advisers.

Article II

TERM AND TERMINATION

Section 2.1            Term. The term of this Agreement shall commence on the closing date of the Contribution Transaction and shall continue until terminated as provided in Section 2.2 (the "Term").

Section 2.2            Termination.

(a)               Termination by PHC LLC. Any particular Service or all Services provided by PHCC hereunder may be terminated by PHC LLC upon prior written notice to PHCC (and once all Services are terminated, this Agreement shall terminate). If PHC LLC terminates a particular Service or group of Services only, this Agreement shall remain in full force and effect with respect to the other Services that have not been terminated.

(b)               Termination by PHCC. PHCC may terminate this Agreement (i) upon not less than [90] days' prior written notice to PHC LLC, given at any time after December 31, 2024 or (ii) if PHC LLC breaches the payment obligations of this Agreement and fails to remedy such breach within 30 days written notice from PHCC.

Section 2.3            Effect of Termination.

(a)               PHC LLC specifically agrees and acknowledges that all obligations of PHCC to provide each Service for which PHCC is responsible hereunder shall immediately cease upon the termination of this Agreement. Upon the cessation of PHCC's obligation to provide any Services, PHC LLC shall retain a non-exclusive license to continue to use any and all software of PHCC or third-party software provided through PHCC, telecommunications services or equipment, or computer systems or equipment) for a period of time reasonably requested by PHC LLC that will be necessary to allow PHC LLC to effect an orderly transition.

(b)               Upon termination of a Service with respect to which PHCC holds books, records or files, including current or archived copies of computer files, owned by PHC LLC and used by PHCC in connection with the provision of a Service to PHC LLC, PHCC will return all of such books, records or files as soon as reasonably practicable as well as comply with any reasonable request for cooperation made by PHC LLC for PHCC to assist it or a new contractor in accessing, understanding and utilizing such books, records or files; provided, however, that PHCC may make a copy, at its expense, of such books, records or files for archival purposes only.

(c)               Without prejudice to the survival of the other agreements of the parties, all payment obligations herein shall survive the happening of any event causing termination of this Agreement until all amounts due hereunder have been paid.

Article III

CHARGES FOR SERVICES

Section 3.1            Reimbursement of Expenses. In consideration for providing the Services, PHC LLC agrees to reimburse PHCC and its subsidiaries an amount equal to (i) all out-of-pocket expenses incurred by PHCC and its subsidiaries in connection with the provision of the Services, plus (ii) a reasonable allocation of other costs, including a portion of the costs of employing each individual performing the Services, based on, (A) the percentage of working hours that each such employee has dedicated to performing the Services, or (B) another methodology agreed by the Parties. For purposes of the prior sentence, the parties agree that the "costs of employing each individual performing the Services" shall be 125% of the base salary of each such employee.

Section 3.2            Invoicing and Payment. PHCC shall invoice PHC LLC for the Services on a monthly basis, such invoices to be delivered within 15 days after the end of each calendar month. PHC LLC will promptly pay PHCC (or such subsidiary as PHCC may designate) upon receipt of such invoices, subject to receiving, if requested, appropriate supporting documentation for such invoices.

Section 3.3            Sales Taxes. In addition to any payments for the Services required hereunder, PHC LLC shall pay all applicable sales, use or other similar taxes chargeable in respect of the Services. PHC LLC shall pay to PHCC (or such subsidiary as PHCC may designate) an amount equal to such taxes within 15 days of receipt of an invoice with respect thereto. If PHC LLC is exempt from any such taxes, PHC LLC shall furnish PHCC (or such subsidiary as PHCC may designate) with a valid and properly completed exemption certificate as required under applicable law.

Article IV

MISCELLANEOUS

Section 4.1            Indemnification.

(a)               Indemnification by PHCC. PHCC shall indemnify and hold PHC LLC, its officers, members, managers, and employees harmless for and from any and all expenses or losses in respect of or arising out of PHCC's or any of its directors', officers', employees', subcontractors' or other third party's bad faith, willful misconduct or gross negligence resulting in a material act, omission or other breach (beyond any applicable cure period) of PHCC's obligations under this Agreement

(b)               Indemnification by PHC LLC. PHC LLC shall indemnify and hold each of PHCC, its directors, officers and employees and each other person, if any, controlling PHCC harmless for and from any and all expenses or losses in respect of or arising out of PHCC's performance of the Services for PHC LLC provided hereunder

Section 4.2            Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or email transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next business day:

If to PHCC, to:

Preston Hollow Community Capital, Inc.
1717 Main Street, Suite 3900
Dallas, Texas 75201
Telephone: (214) 389-0800
Facsimile: [ ]
Email: [ ]

If to PHC LLC, to:

Preston Hollow Capital, LLC
117 Main Street, Suite 3900
Dallas, Texas 75201
Telephone: (214) 389-0800
Facsimile: [ ]
Email: [ ]

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (Dallas time) and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 4.3            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 4.4            Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.5            Counterparts. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart. To facilitate execution of this Agreement, the parties may execute and exchange by facsimile or electronic mail PDF copies of counterparts of the signature pages.

Section 4.6            Entire Agreement. This Agreement and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

Section 4.7            Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OFTEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS.

Section 4.8            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.9            Assignment. This Agreement may not be assigned by either party without the written consent of the other party. No such assignment shall relieve either party of any of its rights and obligations hereunder.

Section 4.10        Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (it being understood, for avoidance of doubt, that PHCC shall be entitled to submit and receive payment of invoices under this Agreement for the benefit of any of its subsidiaries that perform (or cause to be performed) Services for PHC LLC).

Section 4.11        Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 4.12        No Right of Setoff. Neither party hereto nor any affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of its affiliates any amounts owed by such other party or its affiliates to the first party or its affiliates.

Section 4.13        Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.14        Construction. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Schedules hereto and the Exhibits hereto) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, and exhibits and schedules of this Agreement unless otherwise specified, (iii) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be exclusive and (v) PHCC and PHC LLC will be referred to herein individually as a "party" and collectively as "parties" (except where the context otherwise requires).

(b)               The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(c)               Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

IN WITNESS WHEREOF, the parties have caused this Shared Resources and Cooperation Agreement to be duly executed as of the day and year first above written.

PRESTON HOLLOW COMMUNITY CAPITAL, INC.

By:
Name:
Title:

PRESTON HOLLOW CAPITAL, LLC

By:
Name:
Title:

SCHEDULE A

The Services

[Omitted]

Sch A-1